EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Feel Golf Co., Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Feel Golf Co., Inc. of our report dated March 29, 2010 with respect to the financial statements of Feel Golf Co., Inc. included in its annual report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

July 29, 2010

/s/ Farber Hass Hurley LLP
Camarillo, California